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                                                                 EXHIBIT 10.9

                        REVOLVING CREDIT PROMISSORY NOTE


$5,000,000.00                                                     July 30, 1998


           FOR VALUE RECEIVED, the undersigned, CASCO International, Inc. ("Borrower"), hereby promises to pay to the order of BRANCH BANKING AND TRUST COMPANY ("Bank"), at its branch office in Shelby, North Carolina, in lawful money of the United States and in immediately available funds, the principal amount of FIVE MILLION DOLLARS ($5,000,000.00) or, if less, the aggregate unpaid principal balance outstanding upon the termination of the Loan Agreement, as defined herein below, and to pay interest (computed on the basis of a year consisting of 360 days for the actual number of days for which a principal balance is outstanding hereunder) from the date hereof on the unpaid principal balance from time to time outstanding at a rate per annum equal to the Prime Rate, as hereinafter defined, plus one half (1/2%) per annum, payable on the first day of each month commencing September 1, 1996, through maturity.

           Any principal amount which is not paid when due, whether at maturity, by acceleration or otherwise, shall bear interest from the date when due until such principal amount is paid in full at a rate per annum equal to the Default Rate, as defined below. If any payment is to be made on a day other than a day on which Bank is open for business ("Business Day"), the maturity shall be extended to the next succeeding Business Day, and interest shall be payable at the rate in effect during such extension.

           The term "Prime Rate" used in this Note means the prime rate of interest of Bank as established and adjusted by Bank from time to time and is only one of several interest rate bases used by Bank, and it is understood that Bank lends at rates above, at and below its announced prime rate. The term "Default Rate" as used in this Note means the fluctuating rate of interest per annum equal to the Prime Rate plus 3.50%.

           This Note evidences the indebtedness and obligations of Borrower under that certain Loan and Security Agreement between the Borrower and Bank dated as of July 30, 1998 ("Loan Agreement"), and is secured by certain collateral described therein, including without limitation, all of Borrower's now owned and hereafter acquired accounts, contract rights, inventory, documents, instruments, chattel paper and general intangibles. Reference is made to the Loan Agreement for a complete description of the collateral and the rights of the parties therein. The Loan Agreement has an initial term of one year from the date hereof and shall be automatically renewed from successive periods of one year unless Borrower has committed an Event of Default or the Loan Agreement is otherwise terminated in accordance with its terms.

           If there is a default in the payment of any sum due under this Note as it becomes due or if there is a default in the performance of any covenant, agreement or condition contained in the Loan Agreement or any other document or agreement, then, in such event, Bank shall have the option of declaring the entire outstanding principal balance of this Note and all accrued interest immediately due and payable. If, after default or maturity, this Note is referred to an attorney for

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collection or enforcement, Borrower shall pay all costs and expenses of collection or enforcement including, without limitation, reasonable attorneys' fees.

           No delay or omission on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor any delay, omission, or waiver on any one occasion be deemed a bar to or a waiver of the same or of any other right on any future occasion. Borrower and each endorser of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind, and consents to any one or more extensions or postpones of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there shall be available to the holder collateral for this Note, and to the additions or releases of any other parties or person primarily or secondarily liable herefor.

           From time to time the maturity date of this Note may be extended. or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights or security of the holder not specifically waived, released, or surrendered in writing, nor shall the Borrower, any endorser, or any person who is or might be liable hereon, either primarily or contingently, be released from such liability by reason of the occurrence of any such event.

           This Note is made in and shall be governed by the laws of North Carolina, and shall be binding on the successors and assigns of the Borrower.

           IN WITNESS WHEREOF, the Borrower's duly authorized officer has executed this Note on behalf of the Borrower and its Secretary has attested his signature and affixed the corporate seal on the date first shown above.

                                             CASCO International, Inc.


ATTEST:


By: /s/ Jeffrey A. Ross                      By: /s/ Charles R. Davis
    --------------------------                   --------------------------
    Secretary                                    President



[CORPORATE SEAL]




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